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                                                                     EXHIBIT 5.1



                                                         Vinson & Elkins L.L.P.
                                                         2300 First City Tower
                                                           1001 Fannin Street
                                                       Houston, Texas 77002-6760
                                                       Telephone (713) 758-2222
                                                          Fax (713) 758-2346
                                                              www.velaw.com


                                August 12, 2002


Newfield Exploration Company
363 N. Sam Houston Parkway E.
Suite 2020
Houston, Texas 77060

Ladies and Gentlemen:


         We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), in connection with the preparation of the prospectus dated December 13, 2001 and the prospectus supplement dated August 8, 2002 (the "Prospectus Supplement") with respect to the Registration Statement on Form S-3 (Registration No. 333-71348) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale of $250,000,000 aggregate principal amount of the Company's 8 3/8% Senior Subordinated Notes due 2012 (the "Notes"), to be issued under a Subordinated Indenture, dated as of December 10, 2001 (the "Indenture"), between the Company and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Trustee"), and a First Supplemental Indenture, to be dated as of August 13, 2002, between the Company and the Trustee (the "Supplemental Indenture"). The Notes are being offered, issued and sold in an underwritten public offering pursuant to an underwriting agreement and a pricing agreement (collectively, the "Underwriting Agreement") between the Company and the underwriters of such offering.

         In our capacity as your counsel in the connection referred to above, we have examined or are familiar with the certificate of incorporation and bylaws of the Company, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of the Indenture, the form of Supplemental Indenture, the Underwriting Agreement and corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of representatives of the Company, and other instruments and documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform to the original copies of such documents.

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Newfield Exploration Company
Page 2
August 12, 2002

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Notes, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Supplemental Indenture and upon payment of the consideration therefor as provided for in the Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company and to the incorporation by reference of this opinion into the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.


                                   Very truly yours,

                                   /s/ VINSON & ELKINS L.L.P.

                                   Vinson & Elkins L.L.P.